Exhibit 99.(r)(i)

CODE OF ETHICS AND PERSONAL TRADING POLICY FOR NORTH AMERICA

Applicable To	•	All Covered Persons (as defined below)
	•	All Invesco NA entities
Departments Impacted	Global Ethics Office (defined below)
Risk Addressed by Policy	Clients are harmed because of a Covered Person’s conflict of interest, violation of fiduciary duties or fraudulent/deceptive personal trading activities.
Relevant Law & Related Resources	•	Rule 17j-1 under the Investment Company Act (“Rule 17j-1”)
	•	Rule 204A-1 under the Investment Advisers Act (“Rule 204A-1”)
	•	Ontario Securities Commission: National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”)
	•	FINRA Rule 3210 and 3120
Initial Approval Dates	•	Invesco Funds Board: December 2019
	•	Invesco ETF Board: December 2019
	•	Invesco Canada (“ICL”) Funds Independent Review Committee: December 2019
	•	Invesco Canada Funds Advisory Board and Board of Directors of Invesco Canada Corporate Class Inc. following recommendation by the Compliance Committee of the Board: December 2019
Date of Last Review	January 2026
Policy Inception Date	January 2020

GLOSSARY

Background.

Invesco must maintain a written code of ethics and establish policies and procedures to ensure compliance with securities laws, including managing conflicts of interest such as personal trading. The North America Code of Ethics (the “Code”) and Personal Trading Policy requires Covered Persons to uphold high ethical standards and integrity in accordance with their fiduciary duties. The Code is intended to comply with the requirements of the Rules listed in the summary box above (collectively, the “Rules”).

Definitions.

“Beneficial Ownership” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share in the economic interest or profit derived from the ownership of, or transaction in, a Covered Security.

“Client Account” means an Invesco Fund (with respect to Covered Persons other than Independent Directors/Trustees; defined below), an Invesco ETF, a separately managed account, a personal trust or estate, an Employee benefit trust or any other account for which an Invesco NA Adviser provides investment advisory or sub-advisory services. For Independent Directors/Trustees, “Client Account” shall mean the Invesco funds they oversee.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

“Compliance Reporting System” means any third party, web-based application utilized by Covered Persons, excluding Independent Directors/Trustees, for compliance reporting (i.e., personal securities transactions, investment accounts, outside activities, etc.)

“Contingent Worker” means any Invesco consultant or contractor with access to the firm’s internal network systems.

“Covered Account” means any account that holds or may hold a Covered Security whether directly or through Beneficial Ownership, and as further described in Section B.1 below.

“Covered Person” means any of the following:

•	Employee (interns, part-time or full-time);

•	Contingent Worker;

•	Director or Officer of Invesco Ltd.;

•	Independent Director/Trustee;

•	any individual who is conducting business on behalf of an Invesco Adviser or affiliate, and has access to the firm’s internal network systems or offices;

•	any person meeting the definition of “Access Person” as defined in Rule 17j-1 or Rule 204A-1; or

•	anyone who, at the discretion of GEO, is deemed to be a Covered Person subject to the requirements of this Code.

“Covered Security” generally means, investment instruments or assets (public or private), unless otherwise exempt from the definition, are as follows:

•	Stocks/shares (e.g., common, preferred, restricted, or depositary receipts) or bonds (e.g., corporate or municipal);

•	Exchange Traded Products (defined below);

•	Closed-end funds, interval funds and real estate investment trusts (REITs);

•	Instruments that are convertible or exchangeable into a Covered Security;

•	Derivatives (e.g., options, futures, forwards, swaps, commodities, warrants/rights), or other obligation whose value is derived or based on any of the above;

•	Limited Offerings/Limited Liability Company interests (defined below);

•	Invesco Open-end Mutual Funds;

•	Invesco ETFs;

•	Invesco Private Funds; and

•	any security/instrument that can be traded by an Invesco Adviser or an affiliate on behalf of a client.

The following securities are exempt from the definition of “Covered Security:”

•	Direct obligations of a sovereign government (e.g., U.S. government, Canadian government, etc.) and their respective agencies;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper or high-quality short-term debt instruments (including repurchase agreements);

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	Shares of an open-end mutual fund for which Invesco does not serve as an investment adviser, sub-adviser or principal underwriter;

•	Money market funds and equivalent funds;

•	Investment trusts that invest exclusively in open-end mutual funds for which Invesco does not serve as an investment adviser, sub-adviser or principal underwriter;

•	Any unit investment trust including those advised or sub-advised by Invesco (notwithstanding the foregoing, the Invesco QQQ Trust shall be considered a Covered Security);

•	Principal-protected or linked-note investment products;

•	Physical commodities (including foreign currencies); and

•	Invesco Mutual Fund grants awarded as part of the long-term fund awards.

“Delegated Discretionary Account” means an account for which a Covered Person has written evidence that decision-making authority has been completely relinquished to a professional money manager who is not a family member or not otherwise subject to this Code and over which the Covered Person has no direct or indirect influence or control.

“Employee” means an individual who serves as a director or officer of an Invesco NA entity or who is employed on a full-time or part-time basis by an Invesco NA entity or subsidiary thereof. For purposes of this Code, the term Employee also includes the Employee’s Immediate Family Members (defined below).

“ETP Access Person” means a Covered Person who has access to Material Non-public Information attached to Invesco ETPs including but not limited to any client’s purchase or sale of Invesco ETPs and/or the holdings of an Invesco ETP or anyone else determined as such and as notified by Compliance.

“Exchange-Traded Product” or “ETP” means a security traded on an exchange that: (i) tracks an underlying security, index or financial instrument; or (ii) uses a benchmark index but whose manager(s) may change sector allocations, market-time trades, or deviate from the index. The term “ETP” includes, among other things, exchange-traded funds (“ETFs”), exchange-traded notes (“ETNs”) and exchange-traded commodities (“ETCs”).

“Global Ethics Office” or “GEO” means the team within Compliance that is responsible for monitoring conflicts in connection with a Covered Person’s personal trading, political contributions, outside business activities and gifts and entertainment.

“Immediate Family Member” means a Covered Person’s:

•	Spouse
•	Domestic partner or equivalent (e.g., PACS (Civil Solidarity Pact), common law marriage, etc.):

o	Generally defined as a permanent committed relationship
o	With Beneficial Ownership of their partner’s Covered Accounts

•	Child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law who shares the Covered Person’s household.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

A roommate who does not meet any of the above criteria is not considered an Immediate Family Member.

It is the Employee’s responsibility to share the Code of Ethics requirements with their immediate family members.

Questions regarding the applicability of this definition should be directed to GEO by submitting a question through the GEO Support Portal.

“Independent Director/Trustee” means any: (i) director or trustee of an Invesco Mutual Fund who is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act) of an Invesco Mutual Fund; (ii) director or trustee of an Invesco ETP who is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act) of an Invesco ETP; or (iii) member of the Invesco Canada Independent Review Committee, Invesco Canada Funds Advisory Board or Board of Directors of Invesco Corporate Class Inc. who has no other executive responsibilities or engagement in an Invesco Canada Fund or Invesco NA’s day-to-day activities beyond the scope of their duties as director/trustee.

“Initial Public Offering” or “IPO” means: (i) any Covered Security which is being offered for the first time on a recognized stock exchange; or (ii) an offering of securities registered under the Securities Act, the issuer of which immediately before such registration was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended or foreign regulatory equivalents thereof.

“Investment Person” generally means a Covered Person (excluding Independent Directors/Trustees) who:

•	as part of their regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities in a Client Account (e.g., portfolio managers, securities analysts or traders); or

•	works directly with or is in the same department/investment team as a portfolio manager and is likely to be exposed to sensitive information relating to those Client Accounts for which the portfolio manager has responsibility (including those who serve an administrative function).

“Limited Offering or Private Placement” means an offering that is exempt from registration under U.S. federal securities laws. Private Placements are generally sold to a small number of select investors (as opposed to a public issue, in which Covered Securities are made available for sale on the open market) in order to raise capital. These may include interest in hedge funds (including limited partnership interests), shares in private companies, crowdfunding, and private real estate investments.

“MNPI” or “Material Non-public Information” means information not known to the public that may, if disclosed, have a significant impact on the price of a financial instrument and that a reasonable investor would likely consider relevant or important when making an investment decision.

“Rights Issue” or “Rights Offer” means a dividend of subscription rights to buy additional securities in a company made to the company’s existing security holders.

“Robo-Advisor Account” means a Covered Person’s account that holds, or can hold, Covered Securities that is maintained on a digital platform offered by a broker on the U.S. Designated/Approved Broker List to provide automated, algorithm-driven investment decisions with little to no human intervention.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

“Special Purpose Acquisition Company” or “SPAC” is a company without commercial operations and formed specifically to raise capital through an IPO for the purpose of acquiring or merging with an existing company.

A. POLICY

Each Invesco NA Adviser has a fiduciary relationship with respect to each of their Client Accounts. As such, Invesco NA and Covered Persons shall:

•	place the interests of clients ahead of their personal interests (or, in the case of Independent Directors/Trustees, the funds they oversee);

•	conduct personal trading in accordance with this Code and related policies, avoiding actual or potential conflicts of interest and misuse of their position of trust;

•	comply with applicable laws, rules and regulations; and

•	maintain confidentiality of all MNPI.

Invesco NA and all Covered Persons are prohibited from:

•	profiting personally by using MNPI and disclosing MNPI to any person (except as may be permitted by law and in accordance with Invesco’s insider trading policies);

•	employing any device, scheme or artifice to defraud any Client Account;

•	making an untrue statement of a material fact or omitting to state a material fact to a client that, in light of the circumstances under which they are made, are necessary to make the statement non-misleading;

•	engaging in any act, practice or course of business that operates or would operate as a fraud or deceit to a Client Account; or

•	engaging in any manipulative practice with respect to a Client Account or securities (including price manipulation).

Invesco NA maintains other compliance policies that may be directly applicable to a Covered Person’s specific responsibilities and duties and that address additional standards of conduct for Employees. These policies are available on the Invesco Ltd. intranet site and include, but are not limited to:

•	Global Code of Conduct	•	U.S. Gifts and Entertainment
•	Invesco Ltd. Insider Trading	•	Gifts and Entertainment (ICL)
•	Global Fraud Escalation	•	Global Anti-Bribery and Corruption
•	Global Political Contributions	•	Global Social Media Policy
•	Global Outside Business Activities

Violations of the above policies may lead to increased escalation. For further detail, see Section C. Violations and Sanctions.

Please see Exhibit B for requirements applicable to Independent Directors/Trustees.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

B. PERSONAL TRADING REQUIREMENTS

References to Covered Persons in this Section B shall exclude Independent Directors/Trustees. Personal trading requirements and pre-clearance requirements (if any) for Independent Directors/Trustees are set forth in Exhibit B.

1. Covered Account Requirements for Covered Persons.

Covered Persons are required to report all investment accounts (i.e., Covered Accounts) for which they, or Immediate Family Members, have Beneficial Ownership or have discretion, control or interests, whether such discretion, control or interests are exercised or not. It is presumed that a Covered Person can control accounts held by Immediate Family Members living in the same household.

U.S. Covered Accounts must be held with a regulated financial institution listed on the U.S. Designated/Approved Broker List2.

Covered Accounts include but are not limited to the following:

Brokerage Accounts	Discretionary/Robo-Advisor Accounts[3]	Employee Stock Plans (e.g., ESPPs, ESOPs or ISOs)
Retirement Accounts (e.g., IRAs, SIPPs, Superannuation, deco, RRSP, TFSA or any other local equivalent)	Transfer Agent Accounts that hold reportable Covered Securities (e.g., Invesco open- end mutual fund account)	Mutual Fund, Collective Investment or WRAP Accounts, which hold Invesco open-end funds
Pension Plans, which hold Covered Securities (excluding Invesco open-end funds)	Stock and Shares ISAs (i.e., Investment ISA)	UTMAs and UGMAs
529 Accounts that hold Covered Securities and the Invesco CollegeBound 529 plan	Invesco 401(k) Plan	Schwab Personal Choice Retirement Account (“PCRA”)

[2]	The U.S. Designated/Approved Broker List is accessible through the Compliance Reporting System.
[3]	Discretionary and Robo-Advisor Accounts must be disclosed. New and existing Discretionary and Robo- Advisor accounts must be approved by GEO. The Covered Person must provide supporting documentation (e.g., managed account agreement) and other required information to GEO, including duplicate statements.

Covered Persons are required to ensure that:

•	Covered Accounts held with a broker located in the U.S. or India are maintained:

o	with a financial institution on the U.S. Designated/Approved Broker List (which may be accessed via the Compliance Reporting System);

o	in a qualified retirement plan that a Covered Person is not legally or unilaterally able to transfer; or

o	for the U.S. only, with any full-service broker-dealer.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	Invesco Open-End Mutual Funds are held:

o	in an account maintained with a financial institution (or broker on the U.S. Designated/Approved Broker List);

o	in a qualified retirement plan that a Covered Person is not legally or unilaterally able to transfer;

o	in the Covered Person’s Invesco 401(k) or Invesco CollegeBound 529 plan; or

o	directly with Invesco’s Mutual Funds’ transfer agent.

Covered Persons may not purchase or hold Invesco affiliated open-end mutual funds beyond the above restrictions. This requirement does not apply to other Invesco securities.

•	All other Covered Accounts (e.g., external retirement plans, stock plans through third-party administrators):

o	Covered Persons shall direct their financial institution to submit statements and confirmations to GEO;

o	If the financial institution is unable to provide transactional statements (or contract notes) to GEO through a link or hard copy, the Covered Person shall be personally responsible for submitting statements directly or upon request through the GEO Support Portal in a timely manner;

o	Trade confirmations (or contract notes) must be provided no later than 15 calendar days from the date of execution; and

o	Transactional statements must be provided within 15 calendar days of receipt.

•	US Invesco Schwab Personal Choice Retirement Account (PCRA):

o	Covered Persons must report the PCRA in the Compliance Reporting System as soon as it is opened.

o	In addition to the restrictions applied by the PCRA administrator, the account is subject to short-term trading restrictions and Employees must pre-clear single-stock ETPs and those ETPs with underlying Covered Securities with a concentration of 25% or more.

o	Questions regarding the PCRA account should be directed to Human Resources or the plan administrator.

2.	Statements (Transactions) and Trade Confirmations (or Contract Notes).

•	Employees shall maintain a Covered Account with a financial institution that provides electronic trade confirmations (or contract notes) and statements directly to GEO.

•	If the financial institution fails or is unable to provide an electronic link or a hard copy, the Covered Person shall be personally responsible for providing transactional statements and trade confirmations (or contract notes) for the Covered Account(s) to GEO through the GEO Support Portal or where applicable, to their local Compliance upon request.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	All Covered Accounts must be reported in the Compliance Reporting System before trading begins or upon hire. Statements are not required for accounts that do not meet the Covered Accounts definition, such as accounts that are only able to invest in unaffiliated Open-end Mutual Funds.

3.	Pre-Clearance of Personal Trades.

Covered Persons and their Immediate Family Members are required to pre-clear all transactions in Covered Securities as illustrated in Exhibit A and described herein through the Compliance Reporting System.

Unless otherwise indicated in the Code, Covered Persons may not execute trades in a Covered Account until they receive approval from GEO. Approval status is communicated via an automated alert from the Compliance Reporting System. Covered Persons must carefully review this alert to confirm whether the trade request was approved or denied.

For Covered Accounts where the Covered Person has beneficial interest but does not exercise control (e.g., accounts for Immediate Family Members), all trade requests must be submitted by the Covered Person.

Gifting or bequeathing Covered Securities, including in-kind transfers or donations of stock shares to charities or family members must also be pre-cleared. Gifting is prohibited if the recipient is a public official or has a connection to Invesco’s business.

Trade Authorization (i.e., Market Orders). Trade requests which have been submitted and approved within the Compliance Reporting System prior to market close are only valid for the current business day, unless the approval is granted after the close of the trading day (e.g., trading on a foreign market or OTC), in which case the approval will not expire until the end of the next trading day.

If a trade is not executed within the approval window, the Covered Person must submit a new pre-clearance request and receive approval before trading in the same security.

Prohibited Trade Orders. Covered Persons are required to avoid executing transactions outside of the approval window. All orders that do not expire at market close (e.g., Good ‘Til Canceled (GTC), limit orders, stop loss orders, etc.) are prohibited.

Pre-clearance of Limited Offerings and Private Placements. Covered Persons and their Immediate Family Members must:

•	Pre-clear investments in Limited Offerings and Private Placements and receive approval from GEO before investing.

•	Submit a Private Placement pre-clearance request through the Compliance Reporting System and include a detailed description of the investment and relevant documentation (e.g., offering deck, offering/private placement memorandum and term sheet). Allow a minimum of three to five business days before the intended investment date to allow ample time for review.

Additionally, Covered Persons seeking to invest in a Limited Offering/Private Placement sponsored by Invesco Ltd. and its affiliates:

•	Must pre-clear all transactions through the Compliance Reporting System if the investment is made alongside third-party investors.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	May transact without pre-clearance if Invesco offers the investment exclusively to Employees.

Limited Offerings and Private Placements are subject to ongoing reporting obligations. If you have questions about these requirements before investing, please contact Legal or GEO by submitting a question through the GEO Support Portal.

Exemptions from Pre-Clearance. Purchases or sales of the following are exempt from the pre-clearance requirement:

•	Covered Securities in an approved Delegated Discretionary/Robo-Advisor Account;

•	Invesco Mutual Funds and Invesco Canada Funds (this exemption does not apply to closed-end funds or interval funds);

•	Invesco ETPs (this exemption does not apply to ETP Access Persons);

•	Unaffiliated broad-based ETPs (this exemption does not apply to single stock ETPs);

•	Currencies, cryptocurrencies, and commodities, including trusts invested entirely in a currency, cryptocurrency or commodity;

•	Derivatives of an index of securities, currencies, cryptocurrencies or commodities; and

•	Securities held in Invesco CollegeBound 529 Plans, Invesco Core U.S. 401(k) Plans (this exemption does not apply to the PCRA) and registered group retirement savings plans offered by an Invesco Ltd. affiliate.

Pre-clearance of Employee Share Purchase Plans and Long-Term Incentive Plans. The acquisition or deposit of shares, including IVZ shares through an Employee Share Purchase Plan or Equity Awards Program is exempt from pre-clearance. However, pre-clearance is required if Covered Persons wish to sell or gift the shares, including IVZ shares. Please refer to Exhibit A.

4. Trading Restrictions/Prohibitions.

Blackout Period. Covered Persons are prohibited from trading any Covered Security in a personal account on a day during which a Client Account has a pending “buy” or “sell” order in the same Covered Security.

In addition:

•	Investment Persons with knowledge of trading in a Covered Security for a Client Account are prohibited from personal trading within three trading days before and three trading days after such Client Account transaction; and

•	All other Covered Persons with knowledge of trading in a Covered Security for a Client Account are prohibited from personal trading in the same Covered Security within two trading days after such Client Account transaction.

Blackout Period Exemptions. Blackout period restrictions may be exempt if purchases and sales of a Covered Security comply with certain conditions (e.g., large market capitalization, daily trading limit, etc.) as may be determined from time to time by the GEO. Refer to the FAQ for details.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Other Prohibitions. Covered Persons shall be prohibited from:

•	trading a Covered Security of an issuer on the applicable Restricted List(s);

•	purchasing a Covered Security in an IPO or secondary offering;

•	purchasing a publicly listed SPAC when the targeted company is known;

•	participating in an investment club;

•	excessive short-term trading of any Invesco Open-end Mutual Funds (excluding money market funds) and/or cash-in-lieu Invesco ETPs according to the various limitations outlined in the respective prospectus or other fund disclosure documents;

•	engaging in personal trading of Covered Securities that is excessive, or that compromises Invesco NA’s fiduciary duty to Client Accounts;

•	effecting short sales of a Covered Security in a Covered Account if a Client Account for which the Covered Person has investment management responsibility has a long position in such Covered Security; and

•	trading options on common stock, single-stock ETPs, or Invesco ETPs unless the underlying security has been held for no fewer than 60 days. To clarify, trading naked options on any Covered Security that is subject to the short-term profit restriction is prohibited and only covered calls and protective puts are permitted.

Short-Term Trading Restriction for all Covered Persons.

•	Covered Persons cannot profit from the purchase and sale of a Covered Security (or a short sale and cover of the same Covered Security) within 60 calendar days of the trade date of the same Covered Security. Gains are calculated on a first-in, first-out (FIFO) method.

•	Transactions in Invesco Canada Funds are subject to the short-term trading requirements outlined in the applicable prospectus.

•	This restriction shall apply to all Covered Securities, including those which are exempt from pre-clearance (e.g., Invesco Funds and Invesco ETPs). Transactions in unaffiliated ETPs (excluding single stock ETPs), currencies, cryptocurrencies, commodities, trusts invested entirely in a currency, cryptocurrency or commodity, and derivatives (e.g., options and futures) based on an index of securities, currencies, cryptocurrencies and commodities are exempt from the 60-day holding period. This exemption shall not apply to derivatives of individual securities, single stock ETPs, or Invesco ETPs.

•	If a Covered Security is traded within the applicable holding period, the full amount of any profit from the trade, which has not been adjusted to account for applicable taxes or related fees, shall be disgorged to a charity of Invesco Ltd.’s choice.

•	Covered Persons are exempt from the 60-day holding period if the trade transaction is executed at a loss.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

5. Special Requirements for Transactions in Invesco Ltd. Stock.

Transactions in Invesco Ltd. stock are subject to the pre-clearance and reporting requirements set forth above. Covered Persons are prohibited from engaging in transactions in publicly traded options such as puts, calls and other derivative securities relating to Invesco Ltd.’s securities, on an exchange or any other organized market. Covered Persons should refer to the Invesco Ltd. Insider Trading policy whenever they wish to transact in Invesco Ltd. securities in a Covered Account.

6. Covered Persons Reporting and Certification Requirements.

Certification Requirements. All Covered Persons are required to complete a Code of Ethics and Compliance policies acknowledgment on their start date with Invesco, and annually thereafter, to acknowledge and certify that they have received, reviewed, understand, and shall comply with the Code. In addition, Covered Persons will be required to acknowledge receipt and understanding of any material amendments or new interpretations of the Code.

Reporting Requirements. All Covered Persons are subject to initial (upon joining Invesco) and ongoing reporting requirements. These reports will be reviewed by GEO and are intended solely for internal use and are confidential unless required to be disclosed to a regulatory or government agency.

Summary of Reporting Obligations

New Hires[4]	Covered Persons
Upon joining the firm	Quarterly	Annual
(due in 10 calendar days)	(due no later than 30 calendar days	(due no later than 30
	after the calendar quarter-end)	calendar days from
distribution)
Covered Accounts/	Quarterly Transaction Report	Annual Holdings & Private
Initial Holdings Report	(excluding dividends reinvested,	Investments Report
(including a list of all Covered	private/limited offering transactions	(excluding holdings in an
Securities and private/limited	previously disclosed, auto investment	approved Discretionary
holdings. All holdings must be	plans, payroll deductions, transactions	Account, and any holdings
as of the Covered Person’s	executed in an approved	designated as non-
employment start date)	Discretionary/Robo-Advisor Account)	reportable on Exhibit A)

Initial Compliance Policies		Annual Compliance Policies
Certification		Certification

4Any New Hire who fails to submit the Covered Accounts/Initial Holdings Report (IHR) within the (10) calendar days of their employment start date will be prohibited from engaging in any personal securities transactions until such report is submitted and may be issued a violation and subject to other sanctions.

The Quarterly Transaction Report can exclude transactions executed in Covered Securities if they were:

•	Executed directly with an affiliated transfer agent; or

•	Made within the Covered Person’s registered group retirement savings plan, including the ICL sponsored GWL Group Retirement Savings Plan or the Invesco Core U.S. 401(k) Plan (PCRA transactions are not exempted and must be reported).

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

New Covered Accounts. All Covered Persons must report any new Covered Account for themselves or any Immediate Family Member within 30 calendar days of opening. Personal securities transactions cannot occur within the account until it has been reported.

Exhibit A. Attached as Exhibit A is an Overview of Personal Trading Requirements that provides a summary of certain requirements set forth under this Code which are applicable to Covered Persons (excluding Independent Directors/Trustees). The Overview is not meant to serve as a replacement for reading the Code.

Individuals who meet the definition of a Covered Person and are on formal leave of absence or garden leave without access to Invesco systems are not considered Covered Persons during the time they are on leave.

C. VIOLATIONS AND SANCTIONS

Covered Persons must report any known or suspected violations of the Code to GEO. Violations and potential violations of the Code are investigated by GEO. Independent Directors/Trustees may report concerns, violations and potential violations to the applicable Chief Compliance Officer (“CCO”) or their delegate.

If GEO determines that a Covered Person (excluding Independent Directors/Trustees) has violated the Code, sanctions may be imposed based on the severity of the violation, following the established escalation procedure. Possible sanctions include, but are not limited to:

•	a letter of education, warning or reprimand;

•	reversal of trades made in violation of the Code;

•	disgorgement of profits earned from the Code violation;

•	suspension of personal trading privileges;

•	suspension, demotion or reassignment of the Covered Person’s responsibilities;

•	termination of employment;

•	referral to civil or criminal authorities, where appropriate; or

•	any other sanction, as may be determined by GEO, the CCO, or the applicable governance committee(s).

GEO maintains internal procedures regarding the violation investigation, sanction determination and sanction enforcement process.

To help mitigate or eliminate certain conflicts of interest related to personal trading, Covered Persons may be required to sell a previously approved Covered Security.

•	If the sale results in a loss, the Covered Person is not entitled to reimbursement.

•	If the sale results in a gain, the Covered Person may be required to disgorge any profit.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

D. CODE ADMINISTRATION

GEO shall be responsible for the administration and oversight of the Code and shall be responsible for:

•	identifying Covered Persons, providing Covered Persons with the Code and notifying them of their reporting obligations under the Code, and ensuring that Covered Persons submit the required certifications and reports required under the Code;

•	reviewing the personal trading activities of Covered Persons to identify potential or actual violations of the Code and promptly investigating such matters to resolve and make the appropriate remediations, if needed; and

•	promptly report any violations of the Code in writing to the applicable CCO.

In very limited circumstances, certain exceptions to any provision of the Code may be granted on a case-by-case basis by the applicable CCO or their delegate. Such exceptions shall be documented in writing by the GEO.

Any questions regarding this Code should be directed to the GEO, which may be contacted using the GEO Support Portal via the intranet.

E. REPORTING.

ICL Boards/Committees. At least quarterly, the CCO shall inform the Invesco Canada Funds Independent Review Committee of violations, sanctions imposed, material changes and any other information as may be requested from time to time relating to the Code and for the relevant review period.

Invesco Mutual Funds Board and Invesco ETF Board.

•	Quarterly: At least quarterly, each applicable CCO shall furnish a written report to the applicable Board regarding material violations of the Code by Covered Persons.

•	Annually: No less frequently than annually, each applicable CCO shall furnish a written report to the applicable Board that describes significant issues arising under the Code since the last report to the Board, including information about material violations of the Code and sanctions imposed in response to material violations. The CCO shall certify that the applicable Invesco NA Adviser to the Invesco Mutual Funds and Invesco ETFs has adopted procedures reasonably designed to prevent Covered Persons from violating the Code. At this time, the Board shall also review the current Code.

•	Material Changes to Code. The applicable Committee/Boards mentioned in this Code shall approve any material changes made to the Code either before implementing such change or no later than six months after the change is implemented.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

EXHIBIT A

OVERVIEW OF PERSONAL TRADING REQUIREMENTS

Below are some, but not all, of the common investment instruments and key actions required of
Covered Persons (excluding Independent Directors/Trustees) under the Code.

Gifting or bequeathing Covered Securities (i.e., the in-kind transfer, trading or gifting of stock shares) to charities or family members must be pre-cleared and is prohibited if the family member is a public official or connected to Invesco’s business.

Security Type	Pre-Clearance	Reporting	60-Day Profit Limit Restriction
Equities
Common/Preferred Stocks (which includes in-kind transfers, trading or gifting/bequeathing)	Yes	Yes	Yes
IPOs	PROHIBITED	PROHIBITED	N/A
Rights Issue or Rights Offer[5]	Yes	Yes	No
Trusts invested entirely in a currency or commodity	No	Yes	No
Exchange-Traded Products (i.e., ETFs, ETCs and ETNs)
Non-ETP Access Persons: Invesco ETPs	No	Yes	Yes
ETP Access Persons: Invesco ETPs	Yes	Yes	Yes
Unaffiliated broad-based ETPs	No	Yes	No
Single-stock ETPs and unaffiliated ETPs with underlying Covered Securities that have a concentration of 25% or more	Yes	Yes	Yes
Cryptocurrencies[6]
Cryptocurrencies	No	No	No
Trusts invested entirely in a cryptocurrency	No	Yes	No
Derivatives
Futures, Swaps and Options[7] based on common stock and affiliated ETPs	Yes	Yes	Yes

5 Pre-clearance is required on the day of electing to participate in the Rights issue or Offer.

6 Cryptocurrency exemptions are subject to change and requirements may be applied to certain Employees upon notification by Compliance. Some digital assets claiming to be cryptocurrency could be deemed securities by regulators. Please contact the Global Ethics Office if you have questions regarding the requirements of your digital assets under the Code.

7 Options are restricted to covered calls and protective puts where the underlying security has been held no fewer than 60 days. All other option types are prohibited.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Security Type	Pre-Clearance	Reporting	60-Day Profit Limit Restriction
Naked options on securities that are subject to 60-Day Profit Limit Restriction	PROHIBITED	PROHIBITED	N/A
Futures, Swaps and Options Based on an index, currencies, commodities, cryptocurrency, government bonds and unaffiliated ETPs	No	Yes	No
Mutual Funds
Invesco Open-end Mutual Funds	No	Yes	Yes
Invesco Closed-end Funds and Interval Funds	Yes	Yes	Yes
Invesco Canada Open-end Mutual Funds	No	Yes	Subject to Prospectus Requirements
Invesco Canada Closed-end Funds and Interval Funds	Yes	Yes	Yes
Unaffiliated Open-end Mutual Funds	No	No	No
Unaffiliated Closed-end Funds and Interval Funds	Yes	Yes	Yes
Fixed Income/Bonds
U.S. Treasury	No	No	No
Certificates of Deposit	No	No	No
Money Market Funds	No	No	No
Municipal Bonds	Yes	Yes	Yes
Corporate Bonds	Yes	Yes	Yes
Structured products linked to indices	No	Yes	No
Invesco Ltd. Corporate Securities
(including the in-kind transfer, trading or gifting/bequeathing)
IVZ and IVR shares	Yes	Yes	Yes
Sale of IVZ shares acquired through ESPP, RSA and LTA	Yes	Yes	No
Derivatives on IVZ, short sells of IVZ or IVZ share transactions in Professionally Managed Accounts	PROHIBITED	PROHIBITED	N/A
Long-Term Fund Awards
Invesco Mutual Fund grants awarded	No	No	No
Invesco CollegeBound 529 Plan	No	Yes	No
Limited Offerings/Private Placements*
Non-Invesco offerings	Yes	Yes	Yes
Invesco offerings	Yes**	Yes	Yes

*Covered Persons may not participate in a Limited Offering without first: (a) obtaining approval from GEO before making or joining the investment, and (b) providing the offering documentation (e.g., Offering Deck, Offering Memorandum or Term Sheet) to GEO for review.

**Covered Persons must pre-clear activity in Limited Offerings/Private Placements sponsored by Invesco Ltd. or its affiliates with GEO unless the investment is offered exclusively to Invesco Employees.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

EXHIBIT B

INDEPENDENT DIRECTORS/TRUSTEES

Independent Directors/Trustees on the Invesco Mutual Funds, Invesco Canada Fund and the Invesco ETP Boards shall refrain from beneficially owning Invesco Ltd. stock.

Independent Directors/Trustees who have questions, need to report a potential or actual violation, may report such matters to the applicable Chief Compliance Officer, or their delegate.

OVERVIEW

A.	Independent Directors/Trustees of the Invesco Mutual Funds:

•	are subject to and must comply with the pre-clearance requirements for certain transactions involving Invesco Mutual Funds that are closed-end Funds under the Independent Directors/Trustees policies and guidelines;

•	shall complete a Quarterly Transaction Report only if the Independent Director/Trustee knew or, or in the ordinary course of fulfilling their official duties as an Independent Director/Trustee, should have known, that during the 15-days immediately preceding or following the date of the Independent Director/Trustee’s transaction in a Covered Security:

o	an Invesco Mutual Fund purchased or sold the Covered Security; or

o	an Invesco Mutual Fund, Invesco Advisers, Inc., or any sub-adviser to such Invesco Mutual Fund considered purchasing or selling the Covered Security.

•	Independent Directors/Trustees who are subject to the Quarterly Transaction Reporting requirement per the above bullet, shall request the Quarterly Transaction Report and complete the report with the following information for each transaction during the quarter:

o	the date of the transaction, the Covered Security name, number of shares (for equity securities), or the interest rate and maturity date (if applicable) and the principal amount (for debt securities) for each Covered Security;

o	the nature of the transaction (e.g., buy or sell);

o	the Covered Security identifier (i.e., CUSIP or symbol); o the execution price of the Covered Security;

o	the name of the broker-dealer or bank executing the transaction; and

o	the date that the report was submitted to the applicable Chief Compliance Officer.

•	are subject to the short-term trading restrictions (e.g., profit restriction) with respect to Invesco Mutual Funds that are closed-end funds.

B.	Independent Directors/Trustees on the Invesco ETPs Board:

•	shall complete a Quarterly Transaction Report only if the Independent Director/Trustee knew, or in the ordinary course of fulfilling their official duties as an Independent Director/Trustee, should have known, that during the 15-days immediately preceding or following the date of the Independent Director/Trustee’s transaction in a Covered Security:

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

o	an Invesco ETP purchased or sold the Covered Security; or

o	an Invesco ETP, Invesco Capital Management, LLC. or any sub-adviser to such Invesco ETP considered purchasing or selling the Covered Security.

•	Independent Directors/Trustees who are subject to the Quarterly Transaction Reporting requirement, shall request the Quarterly Transaction Report and complete the report with the following information for each transaction during the quarter:

o	the date of the transaction, the Covered Security name, number of shares (for equity securities), or the interest rate and maturity date (if applicable) and the principal amount (for debt securities) for each Covered Security;

o	the nature of the transaction (e.g., buy or sell);

o	the Covered Security identifier (i.e., CUSIP or symbol); o the execution price of the Covered Security;

o	the name of the broker-dealer or bank executing the transaction; and

o	the date that the report was submitted to the applicable Chief Compliance Officer.

•	Independent Directors/Trustees on the Invesco ETPs Board, are not subject to:

o	pre-clearance requirements;

o	providing account statements or trade confirmations;

o	Covered Account or Annual Holdings reporting requirements; or

o	short-term trading restrictions.

C.	Independent Directors/Trustees on the Invesco Canada Fund Board:

•	shall complete a Quarterly Transaction Report only if the Independent Director/Trustee knew or, or in the ordinary course of fulfilling their official duties as an Independent Director/Trustee, should have known, that during the 15-days immediately preceding or following the date of the Independent Director/Trustee’s transaction in a Covered Security:

o	an Invesco Canada Fund purchased or sold the Covered Security; or

o	an Invesco Canada Fund, Invesco Canada Ltd. or any sub-adviser to such Invesco Canada Fund considered purchasing or selling the Covered Security.

•	Independent Directors/Trustees who are subject to the Quarterly Transaction Reporting requirement, shall request the Quarterly Transaction Report and complete the report with the following information for each transaction during the quarter:

o	the date of the transaction, the Covered Security name, number of shares (for equity securities), or the interest rate and maturity date (if applicable) and the principal amount (for debt securities) for each Covered Security;

o	the nature of the transaction (e.g., buy or sell);

o	the Covered Security identifier (i.e., CUSIP or symbol); o the execution price of the Covered Security;

o	the name of the broker-dealer or bank executing the transaction; and

o	the date that the report was submitted to the applicable Chief Compliance Officer.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	Independent Directors/Trustees on the Invesco Canada Fund Board, are not subject to:

o	pre-clearance requirements;

o	providing account statements or trade confirmations;

o	Covered Account or Annual Holdings reporting requirements; or o short-term trading restrictions.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.